UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
March 31, 2009
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pinnacle Airlines Corp. (the “Company”) has reached agreement with the Internal Revenue Service (the “Service”) to resolve certain matters related to the Service’s examination of the Company’s federal income tax returns for calendar years 2003, 2004 and 2005.  Previously, the Service had proposed a number of adjustments to the Company’s returns totaling approximately $35 million of additional tax, plus accrued interest and penalties on these proposed adjustments.

The Company and the Service have agreed for the Company to pay approximately $3 million of additional income tax and accrued interest in settlement of all open tax matters for these years.  With this agreement, the Service has completed its examination of the Company’s federal tax filings for 2003, 2004 and 2005.

The Company will report a one-time after-tax gain within its first quarter 2009 results of approximately $15.4 million in connection with this settlement.  This $15.4 million is comprised of $1.8 million ($2.9 million pre-tax) related to accrued interest and $13.6 million related to income tax expense.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer
April 2, 2009

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